Exhibit 10.4

THIRD AMENDMENT OF
PURCHASE AND SALE AGREEMENT

This Third Amendment of Purchase and Sale Agreement (this “Amendment”) is made and entered into as of July 25, 2014 (the “Amendment Date”) by and among CITY CENTER LAND COMPANY, LLC, a Hawaii limited liability company, CITY CENTER, LLC, a Hawaii limited liability company (collectively, “Seller”) and MCKINNEY CAPITAL GROUP, a California limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of May 27, 2014, as amended by that certain Amendment of Purchase and Sale Agreement dated as of July 11, 2014 and as further amended by that certain Second Amendment of Purchase and Sale Agreement dated as of July 14, 2014 (the “Agreement”) with respect to the real property located at 810 Richards Street, Honolulu, Hawaii; and

WHEREAS, the parties hereto desire to further amend the Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.    Defined Terms. All capitalized terms used in this Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement.

2.    Due Diligence Period. The expiration of the Due Diligence Period, as set forth in Section 4(a) of the Agreement, shall be extended from 5:00 p.m., Hawaii Standard Time on July 25, 2014 (59 calendar days after the Effective Date) to 5:00 p.m., Hawaii Standard Time on August 1, 2014 (66 calendar days after the Effective Date).

3.     Closing Date. The last sentence of Section 11(a) of the Agreement is deleted in its entirety and replaced with the following sentence:

“Any provision in this Agreement to the contrary notwithstanding, in no event shall Closing take place later than September 1, 2014.”

4.    No Other Effect. Except as specifically set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

5.    Counterparts; Signatures. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same

3102.001/114737

Amendment. Signatures to this Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this Amendment.

5.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signatures Follow on Next Page.]

3102.001/114737

Seller and Buyer have executed this Amendment as of the Amendment Date.

SELLER:
CITY CENTER LAND COMPANY, LLC,
a Hawaii limited liability company

By Pacific Office Properties, L.P.,
a Delaware limited partnership
Its Member

By Pacific Office Properties Trust, Inc.,
a Maryland corporation
Its General Partner

By /s/ Lawrence J. Taff
Name: Lawrence J. Taff
Title: President

CITY CENTER, LLC,
a Hawaii limited liability company

By Pacific Office Properties, L.P.,
a Delaware limited partnership
Its Member

By Pacific Office Properties Trust, Inc.,
a Maryland corporation
Its General Partner

By /s/ Lawrence J. Taff
Name: Lawrence J. Taff
Title: President

BUYER:
MCKINNEY CAPITAL GROUP
a California limited liability company

By: /s/ Damian McKinney
Name: Damian McKinney
Title: Manager

3102.001/114737
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